Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V76836-S18482 2. The Adjournment Proposal - to consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and the Redomicile Merger at the time of the Special Meeting. For Against Abstain ! ! ! ! ! ! CHINA AUTOMOTIVE SYSTEMS, INC. The Board of Directors recommends you vote FOR the following proposals: CHINA AUTOMOTIVE SYSTEMS, INC. DIXON CHEN AWAKEN ADVISORS 1 FINANCIAL SQUARE, SUITE 3200 B NEW YORK, NY 10005 1. The Merger Proposal - to approve and adopt the agreement and plan of merger (the “Merger Agreement”) by and between the Company and China Automotive Systems Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“CAAS Cayman”), which includes a plan of merger required to be filed with the Registrar of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”), pursuant to which the Company will merge with and into CAAS Cayman, with CAAS Cayman as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share, par value US$0.001 each, of CAAS Cayman, credited as fully paid (the “Redomicile Merger”); and Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V76837-S18482 CHINA AUTOMOTIVE SYSTEMS, INC. Special Meeting of Stockholders September 10, 2025 at 9:00 a.m. This proxy is solicited by the Board of Directors of China Automotive Systems, Inc. The stockholder of China Automotive Systems, Inc., by signing this card, hereby appoints Hanlin Chen and Qizhou Wu, or either of them, as proxies for this card, with full power of substitution, to vote on behalf of the shares of common stock of China Automotive Systems, Inc. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held on September 10, 2025, at 9:00 a.m., (China Standard Time), at the Second Floor Meeting Room, D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China, as more fully described in the accompanying Proxy Statement. This Proxy, when properly executed, will be voted by the Proxies in the manner designated on the reverse side. If this Proxy is returned signed but without a clear voting designation, the Proxies will vote FOR Items 1, and 2. Continued and to be signed on reverse side